UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2016

PAYLOCITY HOLDING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-36348	46-4066644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3850 N. Wilke Road

Arlington Heights, Illinois 60004

(Address of principal executive offices, including zip code)

(847) 463-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                   Submission of Matters to a Vote of Security Holders.

Paylocity Holding Corporation (the “Company”) held its annual meeting of stockholders for its fiscal year 2017 on December 9, 2016.  Holders of an aggregate of 51,336,088 shares of the Company’s common stock at the close of business on October 11, 2016 were entitled to vote at the meeting, of which 49,849,493, or 97.10%, of the eligible shares were represented in person or by proxy.  The matters voted upon at the meeting and the results of those votes are as follows:

Proposal 1: Election of Class III Directors to hold office for three-year terms or until their respective successors are elected and qualified, or their earlier death, resignation or removal.

	For	Withheld	Broker Non-votes
Steven R. Beauchamp	48,582,317	306,762	960,414

Andres D. Reiner	48,253,598	635,481	960,414

Based on the votes set forth above, both of the director nominees were duly elected.

Proposal 2: Ratification of the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending June 30, 2017.

For	Against	Abstaining
49,763,969	4,509	81,015

Based on the votes set forth above, the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017 was ratified.

Proposal 3: Advisory vote to approve the compensation of named executive officers.

For	Against	Abstaining	Broker Non-votes
48,517,420	292,164	79,495	960,414

Based on the votes set forth above, the stockholders advised that they were in favor of the compensation awarded to the Company’s named executive officers.

Proposal 4: Advisory vote on the frequency of holding future advisory votes to approve the compensation of named executive officers.

Vote For 1 Year	Vote For 2 Years	Vote For 3 Years	Abstaining	Broker Non-votes
17,722,437	388,123	30,486,233	292,286	960,414

Based on the votes set forth above, the stockholders advised that they were in favor of three years as the frequency of holding a non-binding advisory vote on the compensation of named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYLOCITY HOLDING CORPORATION

Date: December 9, 2016	By:	/s/ Peter J. McGrail
Peter J. McGrail
Chief Financial Officer and Secretary